EXHIBIT 21.0

LIST OF SUBSIDIARIES

Condor Hospitality Trust, Inc. owns, directly or indirectly, 100% of the voting securities, partnership interests or limited liability company interests of the entities listed below (unless otherwise indicated).

Subsidiary	Jurisdiction of Incorporation
Condor Hospitality REIT Trust	Maryland
E&P REIT Trust	Maryland
TRS Leasing, Inc. (TRS)	Virginia
Supertel Hospitality Management, Inc.	Maryland
Condor Hospitality Limited Partnership (CHLP) (97.8%)	Virginia
E&P Financing Limited Partnership	Maryland
Solomons GP, LLC (SGLLC)	Delaware
Solomons Beacon Inn Limited Partnership (1%; 99% owned by SGLLC)	Maryland
TRS Subsidiary, LLC	Delaware
SPPR Holdings, Inc.	Delaware
SPPR – Hotels, LLC (1%; 99% owned by CHLP)	Delaware
SPPR – South Bend, LLC	Delaware
SPPR TRS Subsidiary, LLC	Delaware
SPPR-Dowell Holdings, Inc.	Delaware
SPPR-Dowell, LLC (1%; 99% owned by CHLP)	Delaware
SPPR-Dowell TRS Subsidiary, LLC	Delaware
CDOR SAN SPRING, LLC	Delaware
TRS SAN SPRING, LLC	Delaware
CDOR JAX COURT, LLC	Delaware
TRS JAX COURT, LLC	Delaware
CDOR ATL INDY, LLC	Delaware
TRS ATL, INDY LLC	Delaware
Spring Streel Hotel Property II LLC (80% owned by CHLP)	Delaware
Spring Street Hotel Opco II LLC (80% owned by TRS Leasing)	Delaware
CDOR KCI LOFT, LLC	Delaware
TRS KCI LOFT, LLC	Delaware